                                  EXHIBIT 18

                                TRUST AGREEMENT

                                    between

                            UNITED STATIONERS INC.,

                                  as settlor,

                                      AND

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

            not in its individual capacity but solely as Trustee of

                          USI EMPLOYEE BENEFITS TRUST,

                          Dated as of __________, 1995
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     THIS TRUST AGREEMENT ("Agreement") is made as of the ____ day of _____,
1995 between United Stationers Inc., a Delaware corporation (the "Company"), as settlor, and American National Bank and Trust Company of Chicago, not in its individual capacity but solely as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Trustee").

     WHEREAS, Associated Holdings, Inc., a Delaware corporation, and the Company have entered into an Agreement and Plan of Merger dated as of February 13, 1995 (the "Agreement and Plan of Merger"); and

     WHEREAS, the Board of Directors of the Company has approved the merger of Associated Holdings, Inc. into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation; and

     WHEREAS, at the effective time of the Merger, certain of the officers, other employees and retirees of the Company may have certain "Contract Rights" (as hereinafter defined) with respect to severance payments, executive compensation, indemnities, life insurance policies, payments for medical insurance and expenses, fringe benefits and other employee benefits; and

     WHEREAS, to secure the provision to such employees of their respective employee benefits the Company has caused the LOC (hereinafter defined) to be issued to the Trustee; and

     WHEREAS, the Company and the Trustee desire to specify the terms and conditions pursuant to which the Trustee shall hold the LOC and manage other security from time to time comprising the Trust Estate;

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1    General.
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     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Agreement include the plural as well as the singular, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections and subsections of this Agreement. Other terms not defined in this Article are defined elsewhere in this Agreement.

     SECTION 1.2    Specific Terms.
                    --------------

     "Accountant" means, for any Beneficiary, any firm of independent public accountants of national reputation retained by such Beneficiary to certify as to certain matters specified in this Agreement. For purposes hereof, firms of independent public accountants of national reputation

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means Price Waterhouse, Ernst & Young, Arthur Andersen LLP, KPMG Peat Marwick,
Coopers & Lybrand and Deloitte Touche LLP.

     "Agreement" means this Trust Agreement as originally executed and, if from time to time supplemented or amended by one or more amendments entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

     "Arbitrator" means the Person selected under the terms and provisions of any Officer Beneficiary's Employment Agreement to arbitrate disputes concerning the Company's obligation to provide Stay Bonus Benefits to such Officer Beneficiary.

     "Base Salary Payment" means, for each Officer Beneficiary, the amount so identified on the Schedule of Benefits.

     "Beneficiary" means an individual listed in the Schedule of Benefits, except as expressly herein otherwise provided.

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Closing Date" means the closing date as defined in the Agreement and Plan of Merger.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means United Stationers Inc., a Delaware corporation, its successors and assigns.

     "Company Medical Plan" means the Medical Plan Document For United Stationers Inc. (Plan Document No. 30401A), as may be amended from time to time by the Company.

     "Consulting Benefits" means, for Spungin, the base salary and consulting compensation amounts set forth on the Schedule of Benefits.

     "Contract Benefits" means, for any Beneficiary, such Beneficiary's right, title and interest in and to all amounts, contingent or vested, which have or may become payable as Consulting Benefits, Severance Benefits, Stay Bonus Benefits, Transition Services Payment, Transition Benefits, Parachute Indemnity Benefits, Life Insurance Benefits or Medical Benefits to such Beneficiary.

     "Covered Medical Expenses" means those medical expenses which are considered deductible under section 213 or any successor provision of the Code (without regard to any applicable threshold for deductibility).

     "Dependent" means those persons considered to be covered dependents under the Company Medical Plan.

     "Designated Beneficiaries" means the following Beneficiaries: Joel D. Spungin and Melvin L. Hecktman. After the resignation, disability or death of any Designated Beneficiary, such

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Designated Beneficiary's legal representative shall succeed him as one of the
Designated Beneficiaries upon furnishing notice of his legal status to the Trustee; and if no legal representative of the original Designated Beneficiaries is willing to serve as a Designated Beneficiary, then 51% or more of all of the Beneficiaries with surviving Contract Rights shall appoint the Designated Beneficiaries from time to time by notice to the Trustee.

     "Eligible Investments" means any of the following obligations or securities, to the extent permitted by law, on which neither the Company nor any of its affiliates is an obligor: (a) Government Obligations with a maturity of not more than 360 days; (b) interest bearing deposit accounts (which may be represented by certificates of deposit or time deposits) constituting direct obligations of any Qualifying Institution, which obligations are fully insured as to principal by either the Bank Insurance Fund or the Savings Association Insurance Fund, each administered by the Federal Deposit Insurance Corporation or, if not so insured, are fully collateralized with Government Obligations (provided, any such Government Obligations must be held by a trustee who is not the provider of the collateral or by any Federal Reserve Bank or Depositary as custodian for the institution issuing such deposits, and such trustee shall have a perfected lien in the Government Obligations serving as collateral, and such collateral shall be free of all third party liens); and (c) interests in any money market fund or trust, the investments of which are restricted to obligations described in clauses (a) or (b) of this definition, provided that such trust or money market fund is rated at the time of purchase in any of the two highest rating categories for unit investment trusts or money market funds by at least two Rating Agencies and may hold a de minimis amount of investments which are not described in clause (a) or (b) above.

     "Eligible Issuer" means The Chase Manhattan Bank, National Association, and, if not such bank, then any other depositary institution or trust company organized under the laws of the United States or any one of the states thereof, which may include the Trustee and its affiliates, and which at all times has a rating for investment purposes of not less than "A" or "P-1" by Moody's or "A" or "A-1" by S&P or "A" or "F-1" by Fitch or a comparable rating by another Rating Agency, meeting the following criteria: (a) its capital and surplus are in excess of $200,000,000, (b) its deposits are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and (c) it is subject to supervision and examination by Federal or state authorities. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     "Eligible Trustee" means American National Bank and Trust Company of Chicago, any institution capable of serving as an Eligible Issuer or any trustee selected by the Company with the approval of the Designated Beneficiaries.

     "Employment Agreements" means, for any Officer Beneficiary, the employment agreements, termination agreements and other written agreements between such Officer Beneficiary and the Company in effect as of February 13, 1995, including amendments to such agreements, if any, after the consummation of the contemplated transactions on the Closing Date.

     "Evidence of Payment" means, for purposes of evidencing to the Trustee the payment or other satisfaction of Contract Benefits, (a) a copy of the Company's or Beneficiary's cancelled check

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or other form of verifiable payment in respect of the benefits in question, or
(B) any written waiver signed by a Beneficiary and the Company relating to the Contract Benefits in dispute.

     "Excise Tax" means the tax imposed by section 4999 or any successor provision of the Code.

     "Expiration Date" means, for each Officer Beneficiary, the date of expiration of his Term of Employment, either the date disclosed by the Company to the Trustee within thirty (30) days after the date of this Agreement, or, if the Trustee fails to receive such notice, the date which is one (1) year after the date of this Agreement.

     "Final Determination" means a written binding decision or finding by the Arbitrator resolving factual or legal disputes concerning an Officer Beneficiary's entitlement to Stay Bonus Benefits.

     "Fitch" means Fitch Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns.

     "Government Obligations" means the direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by the full faith and credit of, the United States of America.

     "Gross-up Payment" means the gross-up payment as defined in Section 16 of the Spungin Agreement.

     "Hewson" means Mr. Jeffrey K. Hewson.

     "Life Insurance Benefits" means, for any Beneficiary entitled thereto, the aggregate amount which such Beneficiary may obtain from the Trustee to pay premiums required from time to time to be paid to keep the Life Insurance Policies in full force and effect, as set forth on the Schedule of Benefits.

     "Life Insurance Policies" means, for Spungin and Allen B. Kravis, their respective split dollar life insurance policies, identified on the Schedule of Benefits, and the individual conversion policies they may hereafter obtain under the group term life insurance policy maintained from time to time by the Company. For Spungin, Life Insurance Policies shall also mean that certain life insurance policy, insuring Spungin's life and naming the Company as a beneficiary, which is intended to fund the survivor benefits to Spungin's spouse required under section 14(c) of the Spungin Agreement.

     "LOC" means an irrevocable, unconditional letter of credit issued by an Eligible Issuer, substantially in the form of Schedule 1 hereto, in an amount equal to the LOC Amount.

     "LOC Amount" means initially $24 million and thereafter the outstanding amount under the LOC from time to time after giving effect to the provisions of Sections 3.5 and 3.6.

     "LOC Draw Event" means (a) the Trustee receives written notice or an opinion of counsel to the effect that there is a threat of a failure of the LOC Issuer to honor drafts on the LOC presented by the Trustee arising from the purported subjection of LOC Proceeds to the jurisdiction of any bankruptcy trustee in proceedings involving the Company or the pending or threatened insolvency or failure of the LOC Issuer, (b) the occurrence of a Non-Renewal Event or (c) the

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Trustee receives written notice or an opinion of counsel to the effect that a
Sale or Merger Transaction has occurred.

     "LOC Issuer" means the depository institution or trust company issuing the LOC from time to time held by the Trustee pursuant to this Agreement.

     "LOC Proceeds" means the amounts from time to time paid to the Trustee by the LOC Issuer as a result of draws made on the LOC.

     "LOC Termination Date" means the earliest of (a) the date on which all Beneficiaries (or the executor, administrator or legal representative of a Beneficiary who has become incompetent, disabled or died) with surviving Contract Rights have delivered to the Trustee waivers of their rights as Beneficiaries in the form of Schedule 2 hereto, or (b) the date which is thirty
(30) days after the Company's Accountant delivers an audited consolidated balance sheet (as filed with the Securities and Exchange Commission or as otherwise distributed to the stockholders of the Company) to the Trustee for the Company's two (2) most recent fiscal years, prepared in accordance with generally accepted accounting principles consistently applied with past practices of the Company, showing that the stockholders' equity of the Company (excluding the value of any preferred stock or treasury shares) in each of such years was at least $250 million, (c) the date, occurring after the date of death of the last surviving Beneficiary known to the Trustee, on which no notice of any Unpaid Claim has been submitted to the Trustee by any Beneficiary then entitled to request a draw on the LOC in respect of such Unpaid Claim or (d) the date which is thirty (30) years after the date of this Agreement.

     "Managing Beneficiaries" shall have the meaning set forth in Section
3.8(b).

     "Marilyn" means Marilyn G. Spungin.

     "Medical Benefits" means the benefits to be provided to the Officer Beneficiaries pursuant to Section 3.1(f) hereof and to Spungin, Marilyn and/or Barbara Savage pursuant to Section 3.1(g) hereof.

     "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns.

     "Non-Renewal Event" means, in the event that the LOC Issuer gives notice that it is unwilling to permit the automatic, annual renewal of the LOC at the LOC Amount then required by the Trustee pursuant to Section 3.5 hereof or is otherwise intending to terminate its obligations under the LOC, or in the event that the LOC Issuer fails to remain qualified as an Eligible Issuer, the failure of the Company to provide to the Trustee a new LOC issued by an Eligible Issuer, substantially in the form of the old LOC at the LOC Amount then required by the Trustee pursuant to Section 3.5 hereof, at least thirty (30) days prior to the stated expiration date of the old LOC (in case of threatened non-renewal) or within sixty (60) days after the LOC Issuer fails to qualify as an Eligible Issuer.

     "Officer Beneficiaries" means the Beneficiaries identified as such on the Schedule of Benefits.

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     "Officer Medical Beneficiaries" means the Beneficiaries identified as such on the Schedule of Benefits.

     "Parachute Indemnity Benefits" means the payment of the Gross-Up Payment to Spungin and, if pursuant to the Spungin Agreement the Company undertakes the defense or settlement of any assessment or threatened assessment by the Internal Revenue Service of the Excise Tax, the indemnification and hold harmless of Spungin against all liabilities and other amounts as set forth in Section 16 of the Spungin Agreement sustained by Spungin as a result of or arising out of or by virtue of the Company's undertaking.

     "Parachute Reservation" means the sum of Two Million Nine Hundred Seven Thousand Dollars ($2,907,000) reserved in the LOC Amount to ensure payment of Parachute Indemnity Benefits.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust or unincorporated organization.

     "Plan of Liquidation" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to the holders of the capital stock, shares, interests, participations, rights in or other equivalents of the referent Person.

     "Rating Agency" shall mean Fitch or Moody's or S&P, or any other recognized national credit rating agency of comparable standing, which provides a rating for any specified Investment Securities or Qualifying Institution.

     "Register" means the list to be maintained by the Trustee containing the names, mailing addresses and telephone numbers of the Beneficiaries, their spouses and dependents.

     "Reinvestment Income" means any interest or other earnings earned on all or part of the Trust Estate.

     "Retiree Beneficiaries" means the Beneficiaries identified as such on the Schedule of Benefits.

     "Retiree Medical Beneficiaries" means the Beneficiaries identified as such on the Schedule of Benefits.

     "Sale or Merger Transaction" means a single transaction or series of transactions pursuant to which the Company consolidates or merges with or into any Person, or sells, assign, transfers, leases, conveys or otherwise disposes of (or causes or permits any of the Company's Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Subsidiaries' assets (determined on a consolidated basis) to any Person, or adopts a Plan of Liquidation and, as a result of such transaction or series of transactions: (a) the

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Company is not the surviving or continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person who acquires by conveyance, transfer or lease the properties of the Company substantially as an entity or, in the case of a Plan of Liquidation, or Person to which assets of the Company have been transferred, is not a corporation organized and validly existing under the laws of the United States of America or any State thereof and/or fails to expressly assume, by written instrument (in form and substance satisfactory to the Designated Beneficiaries), executed and delivered to the Trustee, the due and punctual payment of all obligations and performance of all covenants under the Spungin Agreement, the Employment Agreements, the Company Medical Plan and this Trust Agreement on the part of the Company to be performed and observed. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more of the Subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the assets of the Company, shall be deemed to be a transfer of all or substantially all of the assets of the Company.

     "S&P" shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns.

     "Schedule of Benefits" means the schedule attached as Schedule 3 hereto.

     "Severance Benefits" means, for each Retiree Beneficiary, those amounts which are due and owing from the Company to such Retiree Beneficiary, as set forth on the Schedule of Benefits.

     "Stay Bonus Benefits" means, for each Officer Beneficiary, those amounts which may become due and owing from the Company to such Officer Beneficiary, as set forth on the Schedule of Benefits.

     "Stay Bonus Start Date" means, for each Officer Beneficiary, the earlier of
(a) the Expiration Date or (b) the date on which an Officer Beneficiary gives notice to the Trustee in the form of Schedule 4 (or Schedule 4A in the case of Hewson) hereto, unless such date is contested by the Company, as provided in
Section 3.1(b) and (c) hereof, in which event the Stay Bonus Start Date shall be determined as provided by the Final Determination, except that Hewson may advance his Stay Bonus Start Date by giving notice to the Trustee as provided in
Section 3.1(c)(v).

     "Spungin" means Mr. Joel D. Spungin.

     "Spungin Agreement" means the Amended and Restated Employment and Consulting Agreement dated as of April 15, 1993 by and among the Company, United Stationers Supply Co. and Spungin, as further amended as of February 13, 1995.

     "Subsidiary" of any Person means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

                                       7
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     "Term of Employment"  has the meaning, for each Officer Beneficiary, set forth in his respective Employment Agreement.

     "Transition Benefits" means the benefits to be provided to Retiree Medical Beneficiaries and Officer Medical Beneficiaries pursuant to Section 3.1(e) hereof, as set forth on the Schedule of Benefits.

     "Transition Services Payment" means, for Hewson, the payment identified as such on the Schedule of Benefits.

     "Trust" means the USI Employee Benefits Trust established pursuant to the terms of this Agreement.

     "Trust Account" means the trust account established by the Trustee pursuant to Section 2.4(a) hereof.

     "Trust Funds" means, at any time, the amount of funds in the Trust Account including any Reinvestment Income thereon.

     "Unpaid Claim" means, for any Beneficiary, a Contract Benefit which has become due and owing to such Beneficiary.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of other governing body of such Person.


                                   ARTICLE II

                          TRUST ESTATE; BANK ACCOUNTS
                          ---------------------------

     SECTION 2.1    Declaration of Irrevocable Trust.
                    --------------------------------

     The Trust created hereby is irrevocable. The Company hereby waives, releases and discharges all right, power and authority to revoke this Agreement and the Trust hereby created, or to amend or supplement its terms, except as expressly provided for in Section 6.4 hereof. The Trustee hereby declares that, in accordance with the provisions hereof, the Trustee shall hold, manage, invest and distribute all of the assets now or hereafter constituting the Trust Estate in trust for the benefit of the Beneficiaries and shall perform the duties herein required to the best of its ability to the end that the interests of the Beneficiaries may be adequately and effectively protected.

     SECTION 2.2    The LOC.
                    -------

     The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Agreement, of the LOC and declares that it will hold the LOC and the balance of the Trust Estate for the benefit of the Beneficiaries in accordance with the provisions hereof. The Trust Estate shall consist of all of the following: (a) all rights and benefits accruing to the Trust under this

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Agreement and the LOC; (b) all amounts from time to time on deposit in the Trust
Account and Payment Accounts (as defined in Section 2.4(a) below); (c) all Reinvestment Income; and (d) all proceeds of the foregoing.

     SECTION 2.3    Conservation of Trust Estate.
                    ----------------------------

     The Trustee shall have no power to vary or sell the rights, privileges and assets constituting the Trust Estate or to carry on any business involving such assets. The rights and duties specified for the Trustee herein are granted solely for the purpose of protecting and conserving the assets constituting the Trust Estate.

     SECTION 2.4    Trust Account and Payment Accounts.
                    ----------------------------------

     (a) On or before the Closing Date, the Trustee shall open and maintain a trust account for the receipt of LOC Proceeds and Reinvestment Income (the "Trust Account"). On or before the date that funds will be deposited in, and for as long as funds remain in, the Trust Account, the Trustee shall open and maintain separate trust accounts, each designated to a particular Beneficiary (individually, a "Payment Account" and collectively, the "Payment Accounts").

     (b) The Trust Account and Payment Accounts shall be maintained in the name of, and at the sole control of, the Trustee for the benefit of the Beneficiaries. The Trustee shall hold all amounts deposited into the Trust Account and Payment Accounts under this Agreement for the benefit of the Beneficiaries until distribution of any such amounts is accomplished under this Agreement. The amounts on deposit in the Trust Account and Payment Accounts (i) may be maintained as subaccounts of a single master or concentration account if required or deemed appropriate by the Trustee for investment, administrative or settlement purposes and (ii) may be commingled for investment, administrative or settlement purposes so long as the amounts required to be on deposit in such subaccounts are credited to the proper subaccounts.


                                  ARTICLE III

                         DRAWS ON LOC AND DISTRIBUTIONS
                         ------------------------------

     SECTION 3.1    Benefits Directly Paid by the Trustee.
                    -------------------------------------

     (a) With respect to the Severance Benefits payable to Retiree Beneficiaries, the Trustee shall draw on the LOC, five (5) Business Days prior to the first day of _____, 1995 [insert first day of month following the Closing Date] and the first day of each month thereafter, in an amount sufficient to pay the Severance Benefits due to such Beneficiaries on the first day of each ensuing month until all such Severance Benefits are made. After drawing on the LOC to accomplish such payments, the Trustee shall immediately deposit the LOC Proceeds in the Trust Account, transfer the sums due to each Retiree Beneficiary to such Beneficiary's Payment Account and then distribute to the Retiree Beneficiaries the amounts in their respective Payment Accounts.

     (b) (i) The Company shall deliver to the Trustee, within thirty (30) days after the date of this Agreement, a notice listing all of the Officer Beneficiaries and their respective Expiration Dates. If, for any Officer Beneficiary, such Expiration Date is not designated by the

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Company within thirty (30) days after the date of this Agreement, then the
Expiration Date for such Officer Beneficiary shall be date which is the first anniversary of the date of this Agreement.

          (ii) Any Officer Beneficiary may submit a notice in the form of
Schedule 4 hereto, except that Hewson shall submit his notice in the form of
Schedule 4A hereto (in each case, the "Start Notice") to the Trustee either claiming the commencement of his Stay Bonus Benefits or seeking his Base Salary Payment. Within ten (10) days after the receipt thereof, the Trustee shall furnish a copy thereof to the Company.

          (iii) If the Start Notice seeks payment of the Base Salary Payment, the Trustee shall draw on the LOC in an amount equal to three times the Base Salary Payment set forth on the Schedule of Benefits for such Officer Beneficiary (other than Hewson). After drawing on the LOC to accomplish such payment, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to the Officer Beneficiary to his Payment Account and then distribute to the Officer Beneficiary the amount in his Payment Account.

     (c) (i) If the Start Notice of any Officer Beneficiary seeks payment of Stay Bonus Benefits, then the Company, within ten (10) days after service of such notice, may deliver a notice to the Trustee in the form of Schedule 5 hereto ("Dispute Notice") disputing that the Stay Bonus Start Date should be the date set forth in the Start Notice.

          (ii) If the Trustee receives a Dispute Notice for any Officer Beneficiary other than Hewson, the Trustee shall promptly draw on the LOC in an amount equal to the three times the Base Salary Payment set forth on the Schedule of Benefits for such Officer Beneficiary. After drawing on the LOC to accomplish such payment, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to the Officer Beneficiary to his Payment Account and then distribute to the Officer Beneficiary the amount in his Payment Account.

          (iii) If, after delivering a Dispute Notice for any Officer Beneficiary other than Hewson, the Company does not deliver a Final Determination to the Trustee within ninety (90) days after the date of termination of the Officer's Term of Employment specified in the Start Notice, then as to any Officer Beneficiary except Hewson, on the first day of the month following the month in which such 90th day occurs, the Trustee shall draw on the LOC in an amount equal to the portion of the Officer Beneficiary's Stay Bonus Benefits which would have been paid from the date of termination of the Term of Employment through such 90th day (assuming that the Stay Bonus Start Date had been advanced to the date of termination of the Term of Employment), reduced by the amount, if any, by which three times the Base Salary Payment exceeds the amount of salary (based on one month's salary being equal to the Base Salary Payment) which the Officer Beneficiary would have received after the date of termination of the Term of Employment, if the Term of Employment had not been terminated prior to its expiration. Thereafter, the Trustee shall draw on the LOC five (5) Business Days prior to the first day of each ensuing month in an amount sufficient to pay the Stay Bonus Benefits due to such Officer Beneficiary on the first day of the month after each such draw until all such Stay Bonus Benefits are made; provided, however, if the Company shall deliver to the Trustee a Final Determination that the termination of the Term of Employment was without good reason or for cause, as the case may be applicable, the Trustee shall promptly refrain, as directed by the Final Determination, from making all or any portion of the remaining payments of Stay Bonus Benefits shown to be due to such Officer Beneficiary in the Schedule of Benefits.

          (iv) If the Trustee receives a Dispute Notice concerning Hewson, the Trustee shall draw on the LOC, in an amount equal to the Base Salary Payment set forth on the Schedule of Benefits for Hewson, five (5) Business Days prior to
(a) the first day of the month after the month in which the Dispute Notice is received and (b) the first day of each ensuing month, until a Final Determination is delivered to the Trustee. After drawing on the LOC to accomplish such payment, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to Hewson to his Payment Account and then distribute to Hewson the amount in his Payment Account.

          (v) If, however, Hewson gives notice to the Trustee in the form of
Schedule 6 hereto of his termination of the Term of Employment prior to the date that the dispute is finally determined, then, on the first day of the month following the month in which Hewson gives his notice, the Trustee shall draw on the LOC, in an amount equal to Hewson's Stay Bonus Benefits which would have been paid from the date of termination of the Term of Employment through the date of his notice to the Trustee (assuming that his Stay Bonus Start Date had been advanced to the date of termination of the Term of Employment). Thereafter, the Trustee shall draw on the LOC five (5) Business Days prior to the first day of each ensuing month in an amount sufficient to pay the Stay Bonus Benefits due to Hewson on the first day of the month after each such draw until all such Stay Bonus Benefits are made; provided, however, if the Company shall deliver to the Trustee a Final Determination that the termination of the Term of Employment was without good reason or for cause, as the case may be applicable, the Trustee shall promptly refrain, as directed by the Final Determination, from making all or any portion of the remaining payments of Stay Bonus Benefits shown to be due to Hewson in the Schedule of Benefits.

          (vi) If Hewson shall deliver to the Trustee an estimate from his Accountant concerning an acceleration of Hewson's Stay Bonus Benefits in order to offset a proposed assessment from the Internal Revenue Service for the Excise Tax on account of any payments made to Hewson under his Employment Agreement, then the Trustee shall restate the schedule of Hewson's Stay Bonus Benefits in accordance with the instruction of Hewson's Accountant and thereafter draw on the LOC to make distributions of Stay Bonus Benefits to Hewson in accordance with such revised schedule.

     (d) (i) The Trustee shall draw on the LOC, five (5) Business Days prior to the date which is one hundred eighty (180) days after the date of this Agreement in an amount equal to the Transition Services Payment. The Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer such amount to Hewson's Payment Account and then distribute the funds in Hewson's Payment Account to Hewson.

          (ii) Subject to the provisions of Section 3.1(b) and (c), the Trustee shall draw on the LOC, five (5) Business Days prior to the Stay Bonus Start Date and the first day of each ensuing month, in an amount sufficient to pay the Stay Bonus Benefits due to each Officer Beneficiary on the first day of the month after each such draw until all such Stay Bonus Benefits are made. After drawing on the LOC to accomplish such payments, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to each Officer Beneficiary to such Officer Beneficiary's Payment Account and then distribute to each Officer Beneficiary the amount in his respective Payment Account. If the Company and the Officer Beneficiary shall amend the amount or timing of payments in respect of Stay Bonus Benefits under such Officer

Beneficiary's Employment Agreement, they may jointly so advise the Trustee, in which event the Trustee shall make the corresponding changes on the Schedule of Benefits.

     (e) If the Designated Beneficiaries give written notice to the Trustee that the Company Medical Plan has been terminated, or coverage for Retiree Medical Beneficiaries or Officer Medical Beneficiaries has ceased, then the Trustee shall draw on the LOC five (5) Business Days prior to the first day of the month following the month in which the Company Medical Plan terminates or coverage ceased (the "Plan Termination Date") and the first day of each ensuing month in an amount sufficient to pay to the Beneficiaries, listed on the Schedule of Benefits as entitled to Transition Benefits, the monthly Transition Benefits up to the applicable amount shown in the Schedule of Benefits for each such Beneficiary, for the period commencing on the Plan Termination Date and ending: in the case of Retiree Medical Beneficiaries, on the first to occur of (i) the later of the date such Beneficiary or spouse of such Beneficiary attains age sixty-five (65), or (ii) in the event of the death of such Retiree Medical Beneficiary, the date the spouse of such Retiree Medical Beneficiary attains age sixty-five (65), or (iii) the end of the eighteen (18) month period commencing on the Plan Termination Date, and, in the case of Officer Medical Beneficiaries, on the first to occur of (i) the later of the date such Officer Medical Beneficiary or spouse of such Officer Medical Beneficiary attains age sixty-five
(65), or (ii) in the event of the death of such Beneficiary, the date the spouse of such Officer Medical Beneficiary attains age sixty-five (65), or (iii) the end of the eighteen (18) month period commencing on the Plan Termination Date, or (iv) December 31, 1998.

     (f) If the Company Medical Plan has been terminated or coverage for any Officer Medical Beneficiary has ceased, any Officer Medical Beneficiary may submit medical bills or seek to be reimbursed for Covered Medical Benefits, by delivery of copies of the medical bills or Evidence of Payment to the Trustee, subject to the following terms and conditions:

          (i) such Officer Medical Beneficiary (or any of his covered Dependents as of the termination of the Company Medical Plan), whichever is seeking reimbursement for Covered Medical Expenses, if covered by a medical plan maintained by the then current employer of such Officer Medical Beneficiary or a medical plan maintained by the employer of the spouse of such Officer Medical Beneficiary, has exceeded the lifetime maximum benefit provided in such plan;

          (ii) payment or reimbursement for such claims submitted by the Officer Medical Beneficiary shall not exceed the lesser of the following amounts:

               a. a maximum of $300,000 for the Officer Medical Beneficiary (and all covered Dependents of such Officer Medical Beneficiary as of the termination of the Company Medical Plan or the date of cessation of coverage under the Company Medical Plan); or

               b. an amount which exceeds $700,000 (on an aggregate basis) for the entire Officer Medical Beneficiary group (including all covered Dependents of such Officer Medical Beneficiary group as of the termination of the Company Medical Plan or date of cessation of coverage); and

          (iii) payment or reimbursement for such claims by the Officer Medical Beneficiaries shall be made for the period commencing on the date the Company Medical Plan terminates and ending on the first to occur of:

               a. the later of the date such Officer Medical Beneficiary or spouse of such Officer Medical Beneficiary attains age sixty-five (65);

               b. in the event of the death of the Officer Medical Beneficiary, the date the spouse of such Officer Medical Beneficiary attains age sixty-five (65);

               c. the end of the eighteen (18) month period commencing on the Plan Termination Date or date of cessation of coverage; or

               d.   December 31, 1998.

     (g) The Trustee shall draw on the LOC from time to time in such amount as will pay the cost of premiums for primary medical insurance policies for Barbara Savage, Spungin and Marilyn, in case the Company Medical Plan has been terminated or any of them cease to be eligible under the Company Medical Plan, until each such Beneficiary shall have become eligible for Medicare, and thereafter the Trustee shall draw on the LOC from time to time in such amount as will pay the premiums on any medical insurance policies which are supplemental to Medicare for the rest of their respective lives, up to maximum benefit for such premiums as set forth on the Schedule of Benefits; provided, however, if prior to Marilyn's or Spungin's becoming eligible for Medicare, the Company has not maintained a health insurance conversion policy, then the Trustee, upon request therefor by Spungin or Marilyn, shall draw on the LOC in the amount of $242,701 (in the aggregate for Spungin and Marilyn and without regard to the payment of premiums), deposit the LOC Proceeds in the Trust Account, transfer funds in such amount to the Payment Account of Spungin or Marilyn, as applicable, and distribute the funds in such Payment Account to Spungin or Marilyn, as applicable, and, this payment shall be separate and in addition to any amounts distributable to them in the remaining provisions of this Section 3.1(g). The Trustee shall also draw on the LOC from time to time in such amount as will pay the premiums on any medical insurance policies for Thelma Hecktman which are supplemental to Medicare for the rest of her life, up to maximum benefit for such premiums as set forth on the Schedule of Benefits. After drawing on the LOC to accomplish such payments, the Trustee shall immediately deposit the LOC Proceeds in the Trust Account, transfer the sums due to these Beneficiaries to their respective Payment Accounts and then distribute to these Beneficiaries the amount in their respective Payment Accounts. In addition, if the Company Medical Plan has been terminated, Barbara Savage, Spungin and Marilyn may submit invoices or seek to be reimbursed for Covered Medical Benefits, by delivery of copies of the invoices or Evidence of Payment to the Trustee, subject to the following terms and conditions:

          (i) Barbara Savage, Spungin or Marilyn, as the case may be, whichever is seeking reimbursement for Covered Medical Expenses, if covered by a medical insurance policy, has exceeded the lifetime maximum benefit provided in such policy;

          (ii) reimbursement for such claims shall not exceed (A) in the case of Barbara Savage, a lifetime maximum of $1 million and (B) in the case of Spungin and Marilyn, a lifetime maximum of $1 million each.

     (h) The Designated Beneficiaries shall identify to the Trustee the names of all Dependents following a termination of the Company Medical Plan in order that the Trustee may apply the foregoing provisions of Sections 3.1(f) and (g). To demonstrate eligibility for distributions under Sections 3.1(f) or (g), a Beneficiary may be required to certify to the Trustee whether such Beneficiary is covered by a medical insurance plan or policy and has exceeded a lifetime maximum benefit thereunder. The Company and/or the Designated Beneficiaries shall advise the Trustee of the Plan Termination Date. The Trustee shall be entitled to rely on such certification but shall request such additional confirmation as the Designated Beneficiaries shall deem appropriate and communicate to the Trustee in writing. Any Beneficiary desiring to submit medical bills or Evidence of Payment to the Trustee shall attach such items to a notice in the form of Schedule 7 hereto. Upon receipt of any notice accompanied by medical bills or Evidence of Payment in respect of Covered Medical Expenses for which the terms and conditions stated in Section 3.1(f) or (g) above are satisfied, the Trustee shall promptly draw on the LOC in an amount sufficient to pay the amount of the Covered Medical Expenses set forth in the Beneficiary's claim. After drawing on the LOC to accomplish such payment, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to the Beneficiary to his Payment Account and then distribute to the Beneficiary the amount in his Payment Account.

     SECTION 3.2    Parachute Indemnity Benefits.
                    ----------------------------

     (a) If Spungin shall receive notice of a proposed assessment from the Internal Revenue Service for the Excise Tax, he shall deliver a notice to the Trustee, in the form of Schedule 8 hereto, accompanied by a schedule prepared by Spungin's Accountant estimating the amount of the Gross-Up Payment. The Trustee, within ten (10) days after receipt of such notice and schedule (collectively, the "Request for Indemnity"), shall furnish a copy thereof to the Company.

     (b) If, within thirty (30) days after service of the Request for Indemnity, the Company deposits with the Trustee a fully executed, original indemnity agreement between the Company and Spungin in the form of Schedule 9 hereto (the "Spungin Indemnity Agreement"), then the Parachute Reservation shall limit reductions in the LOC Amount pursuant to Section 3.5(b) hereof. If Spungin at any time thereafter shall tender a notice to the Trustee in the form of Schedule 10 hereto (the "Parachute Notice"), then the Trustee, within ten (10) days after service of such notice, shall furnish a copy thereof to the Company. Unless the Company, within thirty (30) days after service of the Trustee's notice, has delivered to the Trustee a signed release from Spungin in the form of Schedule 11 hereto, then on the thirty-first (31st) day after service of the Trustee's notice (or the first Business Day thereafter if such day is not a Business Day), the Trustee shall draw on the LOC (if the LOC has not previously been drawn in full) in the amount requested by Spungin in the Parachute Notice up to the Parachute Reservation and deposit the LOC Proceeds in the Trust Account. The Trustee shall promptly transfer funds in such amount from the Trust Fund to Spungin's Payment Account and distribute the funds in Spungin's Payment Account to Spungin. Upon such distribution to Spungin, the Parachute Reservation shall cease to limit reductions in the LOC Amount.

     (c) If, within thirty (30) days after service of the Request for Indemnity, the Company fails to deposit with the Trustee a fully executed, original counterpart of the Spungin Indemnity Agreement, then, on the thirty-first (31st) day after service of the Request for Indemnity (or the first Business Day thereafter if such day is not a Business Day), the Trustee shall draw on the LOC (if the LOC has not previously been drawn in full) in an amount equal to the estimated Gross-Up Payment shown in the Request for Indemnity and deposit the LOC Proceeds into the Trust Account, but in no event shall the Trustee draw on the LOC, in respect of the Gross-Up Payment, a sum greater than the Parachute Reservation. The Trustee shall promptly transfer funds, equal in amount to the amount of LOC Proceeds drawn in respect of the Gross-up Payment, from the Trust Account to the Spungin's Payment Account and distribute the funds in Spungin's Payment

Account to Spungin. Upon such distribution to Spungin, the Parachute Reservation shall cease to limit reductions in the LOC Amount.

     SECTION 3.3    Spungin's Consulting Benefits.
                    -----------------------------

     The Trustee shall draw on the LOC, five (5) Business Days prior to the first day of _____, 1995 [insert first day of month following Closing Date] and the first day of each month thereafter, in an amount sufficient to pay the Consulting Benefits due to Spungin on the first day of each ensuing month until all such Consulting Benefits are made. After drawing on the LOC to accomplish such payments, the Trustee shall promptly deposit the LOC Proceeds in the Trust Account, transfer the sums due to Spungin to his Payment Account and then distribute to Spungin the amounts in his Payment Account. If the Company and Spungin amend the payment schedule for his Consulting Benefits and jointly notify the Trustee, the Trustee shall make corresponding changes to the Schedule of Benefits and adjust the draws made on the LOC to pay Consulting Benefits in accordance with such changes.

     SECTION 3.4    Life Insurance Benefits.
                    -----------------------

     The Trustee shall draw on the LOC in a timely manner and in an amount sufficient to pay the premiums on each Life Insurance Policy before the same become delinquent. After such draw on the LOC, the Trustee shall deposit the LOC Proceeds in the Trust Account of Spungin or Kravis, as applicable, and then transfer from the Trust Account to their respective Payment Accounts the amounts each requires to pay the premiums on their respective Life Insurance Policies, up to the maximum amount set forth on the Schedule of Benefits, and, in the case of Kravis, limited to the period ending on the fourth anniversary of the Closing Date.

     SECTION 3.5    Reductions to the LOC Amount.
                    ----------------------------

     (a) The initial amount of the LOC shall be $24 million and shall reduce by the amount of any draws on the LOC.

     (b) Effective as of ____________________[insert date which is the first Business Day after the third anniversary of the date of this Agreement], the Trustee shall instruct the LOC Issuer to reduce the LOC Amount by the amount which (a) the total Stay Bonus Benefits shown on the Schedule of Benefits for Officer Beneficiaries other than Hewson exceed (b) the actual amount of Stay Bonus Benefits previously distributed by the Trustee to Officer Beneficiaries other than Hewson pursuant to the terms of this Agreement.

     (c) Effective as of ____________________[insert date which is the first Business Day after the fourth anniversary of the date of this Agreement], the Trustee shall instruct the LOC Issuer to reduce the LOC Amount by the amount which (a) the total Stay Bonus Benefits shown on the Schedule of Benefits for all Officer Beneficiaries exceed (b) the actual amount of Stay Bonus Benefits previously distributed by the Trustee to all Officer Beneficiaries pursuant to the terms of this Agreement.

     (d) Effective as of ____________________[insert date which is beyond any applicable liability for the Excise Tax], provided no defense of a proposed assessment of liability for the Excise Tax is then pending, the Trustee shall instruct the LOC Issuer to reduce the LOC Amount by the amount of the Parachute Reservation (unless still required under Section 3.2 hereof), as set forth on the Schedule of Benefits.

     (e) Notwithstanding the provisions of Sections 3.5(b), (c) and (d), at such time as a reduction in the LOC is otherwise permitted, if the Designated Beneficiaries have given notice to the Trustee on or before such date under
Section 5.10(f) hereof, or if the Trustee shall have drawn on the LOC to obtain payment of its fees and expenses, then the Trustee shall offset the reduction otherwise permitted in Sections 3.5(b), (c) and (d) by the amount claimed by the Designated Beneficiaries in such Section 5.10(f) notice and by the amount of the Trustee's draws on the LOC for payment of the Trustee's fees and expenses.

     (f) Effective as of the LOC Termination Date, the Trustee shall instruct the LOC Issuer to reduce the LOC Amount to zero and shall cancel the LOC and return it to the LOC Issuer.

     SECTION 3.6  LOC Draw Event.
                  --------------

     If an LOC Draw Event shall occur, the Trustee shall draw on the LOC prior to its stated expiration date and as soon as possible if the Trustee has been notified there is a reasonable basis to conclude that a delay in drawing on the LOC might result in the draw being dishonored by the LOC Issuer. After a draw of the outstanding LOC Amount, the Trustee shall deposit the LOC Proceeds in the Trust Account. The Trustee shall allocate the LOC Proceeds among all Beneficiaries entitled to receive distributions in accordance with the provisions of Section 3.7 hereof, except that for purposes of applying Section 3.7, all Severance Benefits, Transition Services Payment, Stay Bonus Benefits and Consulting Benefits which could become due and payable shall be deemed immediately due and payable, and the amount of the estimated Gross-up Payment for Spungin shall also be deemed due and payable if the Internal Revenue Service has asserted that all or a portion of the Consulting Benefits are subject to the Excise Tax. The Trustee shall then transfer funds from the Trust Account to each Beneficiary's Payment Account in an amount equal to such Beneficiary's share determined in the foregoing manner and then distribute the funds in the Payment Accounts to the Beneficiaries thereof. Any Trust Funds remaining after the distributions in respect of the foregoing Contract Benefits and which are not then distributable to Beneficiaries for contingent Contract Benefits (i.e., Parachute Indemnity Benefits (if no proposed assessment is pending), Transition Benefits and Medical Benefits) shall remain in the Trust Account, invested in Eligible Investments, until otherwise disposed of in accordance with the terms hereof.

     SECTION 3.7  Insufficiency of Trust Estate.
                  -----------------------------

     (a) The Trustee shall attempt to make all distributions of Trust Funds in accordance with the procedures set forth in this Agreement. If at any time the Trustee, after making all permitted draws on the LOC, is unable to pay from Trust Funds all amounts which have become payable to Beneficiaries or other parties (by decision of the Arbitrator or otherwise as herein provided), then the remaining Trust Funds shall be paid in the following order of priority:

          (i) first, in respect of Consulting Benefits, Parachute Indemnity Benefits, Severance Benefits, Transition Services Payment and Stay Bonus Benefits, to the

     Beneficiaries entitled to payment, pro rata among such Beneficiaries in proportion to their respective Unpaid Claims;

          (ii) second, in respect of Life Insurance Benefits, to Spungin;

          (iii)  third, in respect of Life Insurance Benefits, to Allen B.
     Kravis;

          (iv) fourth, in respect of Medical Benefits and Transition Benefits, to all Beneficiaries then entitled to payment, pro rata among such Beneficiaries in proportion to their respective Unpaid Claims.

     (b) Notwithstanding anything to the contrary which may be inferred from the terms of this Agreement, no draw on the LOC shall be required as a condition for the transfer of funds from the Trust Account to the Payment Account of any Beneficiary, if the entire LOC Amount has previously been drawn; and, in such event, the Trustee shall make transfers of Trust Funds already in the Trust Account to any Payment Account to pay Contract Benefits which have become due and payable.

     SECTION 3.8    Remedies If Draw is Dishonored.
                    ------------------------------

     (a) In case any draw on the LOC is dishonored, the Trustee, after being indemnified as provided in subparagraph (b) below, shall proceed to protect and enforce its rights and the rights of the Beneficiaries under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Beneficiaries.

     (b) In case any draw on the LOC is dishonored, those Beneficiaries desiring the Trustee to take action to enforce and conserve the Trust Estate, shall offer to provide the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses, and liabilities to be incurred (as estimated by the Trustee) by instituting any suit, action, or proceeding in equity or at law upon or under or with respect to the LOC. Each such Beneficiary shall subscribe for the estimated costs, expenses and liabilities likely to be incurred by the Trustee in the ratio which its share of any expected recovery bears to the entire recovery, as agreed among such Beneficiaries, or in the absence of such agreement, as decided by the Trustee in its discretion without liability of any kind to the Beneficiaries for such decision. Upon establishing the pro rata shares for the Trustee's indemnity and the payment of any amounts or furnishing of such security as may be required by the Trustee, such Beneficiaries shall constitute the "Managing Beneficiaries", each with a vote in proportion to its subscribed share of the Trustee's indemnity (all votes totalling 100%). Actions of the Trustee authorized by the Managing Beneficiaries shall require a 51% vote of the Managing Beneficiaries.

     (c) In case any draw on the LOC is dishonored, the Managing Beneficiaries with aggregate votes of 51% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 5.1, the Trustee shall have the right to decline to follow any direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee in good faith determines that the action so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Beneficiaries not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Managing Beneficiaries.


                                   ARTICLE IV

                             ACCOUNTING AND REPORTS
                             ----------------------

     SECTION 4.1    Investment of Trust Funds.
                    -------------------------

     The Trustee shall invest any funds deposited in the Trust Account in Eligible Investments in such manner as will most conveniently ensure access to Trust Funds when needed for distributions, as directed in writing by the Designated Beneficiaries. The Trustee shall have no duty to maximize investment returns.

     SECTION 4.2    Trustee's Reports to Designated Beneficiaries.
                    ---------------------------------------------

     Within thirty (30) days after the end of each calendar year, the Trustee shall render to each Designated Beneficiary an accounting of:

          (a) the aggregate amount of Trust Funds remaining in the Trust Account as of the last day of the year after (A) distributions to Beneficiaries during such year and (B) payments of all other amounts paid from the Trust Account pursuant to this Agreement;

          (b) the amount of Trust Funds distributed to the Beneficiaries during the year; and

          (c) the LOC Amount, adjusted for draws and other reductions made during the preceding year.

     With respect to the value remaining in accounts which are invested in Eligible Investments, the Trustee provide information with respect to the cost or market value of such investments.

     SECTION 4.3    Manner of Making Distributions.
                    ------------------------------

     All distributions to Beneficiaries shall be made by checks sent by first class United States mail, postage prepaid, to the addresses appearing on the Register.

     SECTION 4.4    Tax Returns.
                    -----------

     The Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and such returns shall be filed by the Trustee. The Trustee shall draw on the LOC or use Trust Funds to pay any Federal, state or local income or excise taxes which the Trust shall become obligated to pay. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Beneficiaries under any tax law, including without limitation Federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).


                                   ARTlCLE V

                                  THE TRUSTEE
                                  -----------

     SECTION 5.1    Duties of Trustee; Standard of Care.
                    -----------------------------------

     The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent corporate trustee under a trust indenture. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own wilful misconduct; provided, however, that:

          (1) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (2) The Trustee shall not be personally liable for an error of judgment made in good faith by the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or in performing its duties;

          (3) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction, as provided under the terms of this Agreement, of the Designated Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement, except that the enforcement of remedies pursuant to Section 3.8 shall be directed by the Managing Beneficiaries as therein provided; and

          (4) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 5.2    Certain Matters Affecting the Trustee.
                    -------------------------------------

     (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Trustee may consult with counsel and any opinion of counsel for the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Beneficiaries, pursuant to the provisions of this Agreement, unless the Designated Beneficiaries concur in such request, order or direction and shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may he incurred therein or thereby.

     (d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Designated Beneficiaries; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding.

     (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties as Trustee hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 5.3    Trustee Not Liable for Unpaid Claims.
                    ------------------------------------

     The Trustee makes no representations as to the validity or sufficiency of the Trust Estate to satisfy any Unpaid Claims. No recourse shall be had for any claim based on any provision of this Agreement, including the LOC, against the Trustee in its individual capacity, and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Beneficiary or any other person with respect to any such claim, and any such claim shall be asserted solely against the Trust, except for such liability as is finally determined to have resulted from its own gross negligence or willful misconduct.

     SECTION 5.4    Trustees' Compensation.
                    ----------------------

     (a) As compensation for its services hereunder, the Company shall pay to the Trustee an annual fee of $______________ as well as the following fees and expenses of the Trustee (in addition to the annual fee):

          (i) except as otherwise expressly provided herein, all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its gross negligence or wilful misconduct;

          (ii) any loss, liability or expense incurred by Trustee without gross negligence or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (b) If the annual fee and other fees and expenses of the Trustee herein provided to be paid by the Company are not so paid, they shall be payable out of the Trust Estate, and if Trust Funds are insufficient to pay amounts then due the Trustee, the Trustee shall draw on the LOC in an amount sufficient to pay amounts then due and permitted to be reimbursed from the Trust Estate.

     SECTION 5.5    Eligibility Requirements for Trustee.
                    ------------------------------------

     The Trustee hereunder shall at all times be an Eligible Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.5, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.6.

     SECTION 5.6    Resignation or Removal of Trustee.
                    ---------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Designated Beneficiaries and the Company. Upon receiving such notice of resignation, the Designated Beneficiaries shall promptly appoint a successor Trustee by written instrument. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.5 and shall fail to resign after written request therefor by the Designated Beneficiaries, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee or any Beneficiary on behalf of itself and all others similarly situated may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 5.6 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 5.7.

     SECTION 5.7    Successor Trustee.
                    -----------------

     Any successor Trustee appointed as provided in Section 5.6 shall execute, acknowledge and deliver to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the LOC and any related documents and statements held by it hereunder; and the successor Trustee and predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certain vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
5.7 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions the provisions of Section 5.5.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 5.7, the successor Trustee shall mail notice of such succession to the Beneficiaries at their addresses as shown in the Register.

     SECTION 5.8    Merger or Consolidation of Trustee.
                    ----------------------------------

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 5.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 5.9    Claims Under the Agreement.
                    --------------------------

     All rights of action and claims under this Agreement instituted, prosecuted, enforced or defended by the Trustee shall be conducted in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the common benefit of the Beneficiaries in respect of which such judgment has been recovered, subject to the provisions of Section 3.7 hereof.

     SECTION 5.10  Designated Beneficiaries.
                   ------------------------

     (a) Except as specifically provided in this Agreement, no Beneficiary shall have any right to vote or in any manner otherwise control the operation and management of the Trust or the obligations of the parties hereto, such right being herein reserved solely to the Designated Beneficiaries or, in the limited circumstances under Section 3.8, to the Managing Beneficiaries.

     (b) The Designated Beneficiaries shall have no right by virtue of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless they previously shall have given to the Trustee a written notice of the action desired to be taken and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such actions, suit, or proceeding. It is understood and intended, and expressly covenanted by each Beneficiary with every other Beneficiary and the Trustee, that no one or more Beneficiaries shall have any right in any manner whatever by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of any other Beneficiaries, or to obtain or seek to obtain priority over or preference to any other such Beneficiary, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Beneficiaries, subject to the provisions of Section 3.7 hereof. For the protection and enforcement of the provisions of this Section, each and every Beneficiary and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     (c) The Designated Beneficiaries make no representations as to the validity or sufficiency of the Trust Estate to satisfy any Unpaid Claims. No recourse shall be had by any Beneficiary or his or her successors and assigns for any claim based on any provision of this Agreement, including the LOC, against any of the Designated Beneficiaries in their individual capacity, and the Designated Beneficiaries shall not have any personal obligation, liability or duty whatsoever to any Beneficiary or his or her successors or assigns with respect to any such claim, and any such claim shall be asserted solely against the Trust.

     (d) The Designated Beneficiaries shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Beneficiaries, pursuant to the provisions of this Agreement, unless the Designated Beneficiaries concur in such request, order or direction and the remaining Beneficiaries shall have offered to the Designated Beneficiaries reasonable security or indemnity against the costs, expenses and liabilities which may he incurred therein or thereby.

     (e) The Designated Beneficiaries, in their representative capacity and not in their capacity as Beneficiaries, shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document given to them pursuant to this Agreement. The Designated Beneficiaries may consult with counsel and any opinion of counsel for the Designated Beneficiaries shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by them hereunder in good faith and in accordance with such opinion of counsel.

     (f) The Company shall protect, defend, indemnify and hold the Designated Beneficiaries forever harmless from and against any and all liabilities, demands, claims, actions, causes of action, assessments, losses, costs, damages or expenses, including attorneys' and accountants' fees in connection with any of their acts or omissions, in their representative capacity and not in their capacity as Beneficiaries, arising from or in connection with their exercise of, or failure to exercise, any of the rights and powers granted to them under this Agreement or as a result of or arising out of or by virtue of their status as Designated Beneficiaries; provided, however, the foregoing indemnity obligation of the Company shall not extend to actions brought, threatened or asserted against the Company by the Designated Beneficiaries in connection with the Trust or any other matter (other than actions brought solely to enforce the obligations of the Company under this indemnity). If the Company shall fail to keep and perform its indemnity obligations hereunder, the Designated Beneficiaries may give notice to the Trustee, in the form of Schedule 12 hereto, to indicate that the Company is in breach of its obligations under this Section 5.10 and requesting a draw on the LOC in the amount required to be reimbursed for any liabilities arising from such breach, the Trustee shall deliver a copy of such notice to the Company. Unless the Company, within thirty
(30) days after service of such notice, has delivered to the Trustee a signed release from the Designated Beneficiaries rescinding their earlier notice, then, on the thirty-first (31st) day after service of such notice, or the next Business Day if such day is not a Business Day, the Trustee shall draw on the LOC (if the LOC has not previously been drawn in full) in the amount of the notice from the Designated Beneficiaries and deposit the LOC Proceeds into the Trust Account. The Trustee shall promptly transfer funds in such amount from the Trust Account to the Payment Accounts of the Designated Beneficiaries as they shall jointly direct and distribute the funds in the Payment Accounts to the respective Designated Beneficiaries.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     SECTION 6.1    Maintenance of Office or Agency.
                    -------------------------------

     The Trustee will maintain or cause to be maintained, in the City of Chicago, Illinois, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of this Agreement may be served.

     SECTION 6.2    Death or Disability of a Beneficiary.
                    ------------------------------------

     The executor, administrator or legal representative of a Beneficiary, upon furnishing evidence of such authorized status to the Trustee, may give notices provided herein to the Trustee for the benefit of a Beneficiary who has become incompetent or disabled or for the benefit of a Beneficiary's estate within 180 days after the date of death of the Beneficiary. To establish the death of any Beneficiary, the Trustee shall rely on certified copies of death certificates or other official records.

     SECTION 6.3    Termination.
                    -----------

     The Trustee shall wind up the affairs of the Trust promptly after the LOC Termination Date and, at such time, the Trustee shall return the LOC to the LOC Issuer. The Trustee shall pay to the LOC Issuer any money held by it in the Trust Account that remains unclaimed at the time of termination of the Trust; after such amount is paid to the LOC Issuer, neither the Beneficiaries nor the Company shall be entitled to assert any claim against the Trust whatsoever for such money; and, at such time, the obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate.

     SECTION 6.4    Amendment.
                    ---------

     (a) This Agreement may be amended from time to time by the Company with the prior written consent of the Designated Beneficiaries, to cure any ambiguity or correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement in any material respect; provided, however, that such action shall not, as evidenced by an opinion of counsel for the Trustee, adversely affect the interests of any Beneficiary.

     (b) Promptly after the execution of any amendment or consent pursuant to this Section 6.4, the Trustee shall furnish written notification of the substance of such amendment to each Beneficiary.

     (c) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (d) Upon the execution of any amendment to this Agreement, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Beneficiary shall be bound thereby.

     SECTION 6.5    Voting by Beneficiaries.
                    -----------------------

     Beneficiaries with surviving Contract Rights (a) may vote for replacements of Designated Beneficiaries, if after the death or disability of the last surviving Designated Beneficiary, no legal representative of such Designated Beneficiary is willing to serve as the Designated Beneficiary and (b) may tender written waivers of their rights for the purpose of determining the LOC Termination Date. For purposes of the Trust: Contract Rights with respect to Transition Benefits shall survive until the first Business Day after December 31, 1998; Contract Rights with respect to Stay Bonus Benefits shall terminate, with respect to each Beneficiary, on the date the Company furnishes Evidence of Payment to the Trustee of all Stay Bonus Benefits due to such Beneficiary according to the Schedule of Benefits or other written agreement between the Company and such Beneficiary furnished to the Trustee waiving such rights; Contract Rights with respect to Parachute Indemnity Benefits, Consulting Benefits and Life Insurance Benefits shall terminate solely at such time as all Beneficiaries entitled to the particular class of benefit have delivered a written waiver of such rights to the Trustee. For purposes of establishing the number of Beneficiaries voting on any matter, the original number of Beneficiaries listed on the Schedule of Benefits hereto shall constitute the total maximum number of votes. All legal heirs, representatives, successors and assigns of any Beneficiary shall in the aggregate be considered as a single vote. All Beneficiaries (other than Designated Beneficiaries acting in such capacity) without any remaining vested or contingent interest in Contract Benefits of any kind shall cease, as of such time, to be Beneficiaries of the Trust and shall not be entitled to vote on matters affecting the Trust.

     SECTION 6.6    Notices.
                    -------

     All communications and notices hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), to the parties at the following address:

     If to the Trustee:

     33 N. LaSalle Street, 13th Floor
     Chicago, Illinois  60690
     Attention:  Corporate Trust Department

     If to the Company:

     ------------------------------

     ------------------------------

or at such other address for a party as specified by like notice, which shall be effective when sent as described above. All communications and notices pursuant hereto to a Beneficiary shall be in writing and delivered or mailed to the address shown in the Register.

     SECTION 6.7    Merger and Integration.
                    ----------------------

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 6.8    Headings.
                    --------

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 6.9    Governing Law.
                    -------------

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

     SECTION 6.10  Counterparts.
                   ------------

     This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.11  Examination of Trust Records.
                   ----------------------------

     The Company and any Beneficiary may examine the books and records maintained by the Trustee during normal business hours at the office of the Trustee upon compliance with the reasonable requirements of the Trustee.

     SECTION 6.12  Court Orders and Litigation.
                   ---------------------------

     In case any part of the Trust property shall be attached, garnished, or levied upon any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Trustee is hereby expressly authorized in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties thereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. In the event that the Trustee becomes involved in litigation on account of the Trust property or this Agreement, it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for the costs, attorneys' and solicitors' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Company agrees to pay to the Trustee on demand, its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

     SECTION 6.13  Conflicting Demands,
                   -------------------

     In the event that conflicting demands are made upon the Trustee for any situation not addressed in this Agreement, the Trustee may withhold performance of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise. The Trustee may accept notices substantially in the form of the schedules attached hereto and shall not require strict compliance with the forms of such notices as long as the interests of the Beneficiaries are adequately and effectively protected.

     IN WITNESS WHEREOF, the Company and Trustee have caused this Agreement to be executed by their respective officers thereunto duly authorized this ____ day of ______________________, 1995.

TRUSTEE:

By:     __________________________________________
        [Name]
        [Title]

Attest: __________________________________________
        [Name]
        [Title]

COMPANY:

By:     __________________________________________
        [Name]
        [Title]

Attest: __________________________________________
        [Name]
        [Title]

                                   SCHEDULE 1
                                   ----------

                                    THE LOC
                                    -------

Date:
Number:
Amount:  $U.S.:


Beneficiary:          On Behalf of:

Trustee               United Stationers Inc.
____________          _____________________
__________, Illinois  _____________________, IL  _____

                                         Stated Expiry

                                         [Insert Evergreen provisions]


Re:  USI EMPLOYEE BENEFITS TRUST
     ---------------------------

1. We hereby establish our irrevocable Letter of Credit in favor of ____________________________________, not in its individual capacity, but solely as Trustee of the USI Employee Benefits Trust (the "Trustee") created under the provisions of a Trust Agreement dated as of _____ __, 1995 between United Stationers Inc., a Delaware corporation (the "Company") and the Trustee (the "Trust Agreement"), for the account of the Company in
     the amount of ____________________________________ U.S. Dollars ($       )
     available by your draft(s) on us at sight. Each draft shall be substantially in the form of Exhibit "A" hereto. Partial drawings are permitted.

2.   Partial Reductions
     ------------------

     This Letter of Credit shall be reduced only when and to the extent of each draw by the Trustee and by amounts which we are instructed in writing by the Trustee to reduce this Letter of Credit.

3.   No right of set-off
     -------------------

     This Letter of Credit shall remain in effect without regard to any default in payments of sums owed us by the Company and without regard to any claims or right of set off which we may have against the Company.

4.   Expiration Notice
     -----------------

     This irrevocable Letter of Credit shall be automatically renewed without amendment for one year from the present or any future expiration date hereof unless at least sixty (60) days prior to such date we shall notify the Trustee by certified mail, return receipt requested, delivered to addressee only, that we are not renewing this Letter of Credit for any such additional period. Upon receipt by the Trustee of such notice that we are not renewing this

     Letter of Credit, the Trustee may continue to draw hereunder at any time before the expiration date up to an amount not exceeding the available amount of this Letter of Credit by means of your drafts on us in substantially the form of Exhibit "A" hereto.

     This Letter of Credit expires on ____________________, 1996, unless renewed as provided above.

5. This Letter of Credit shall remain in full force and effect notwithstanding any amendment to such Trust Agreement, and the Trustee is not required to furnish notice of any such amendment.

6. In the event the Trustee draws on this Letter of Credit in accordance with the terms hereof and we fail to honor said draft for any reason, we shall be liable for all of the Trustee's costs and expenses in enforcing this Letter of Credit including the Trustee's reasonable attorneys' fees.

This Irrevocable Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credit, the International Chamber of Commerce Publication #500 (Latest Revision)", except as herein and above modified.

                                   EXHIBIT A

                                ___________ Bank

                          Letter of Credit No. ______

                                     DRAFT


     PAY $_________________________ TO _________________________________, AS
TRUSTEE OF THE USI EMPLOYEE BENEFITS TRUST.

     _____________________________ (the "Trustee") hereby certifies as follows:
That this Draft is executed by:
_____________________________________________________________, whose title is
______________________ and who has full authority to execute this Draft; that it is made and delivered to obtain payment against ___________________ Bank, Letter of Credit Number ______________ dated _________________________________ for purposes of that certain trust (known as the USI Employee Benefits Trust) created under the provisions of a trust agreement dated as of _________, 1995 between United Stationers Inc., as settlor, and the Trustee.


                                    _________________________________________


                                    BY: _____________________________________

                                    ITS:_____________________________________


Dated: _________________________________

                                   SCHEDULE 2
                                   ----------

                             WAIVER OF TRUST RIGHTS
                             ----------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    WAIVER OF TRUST RIGHTS

               Beneficiary:  ___________________________

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as of __________, 1995, between United Stationers Inc. (the "Company") and ______________________ as Trustee.

     This notice constitutes the undersigned's express agreement to the termination of the trust created under the Trust Agreement and the release of the LOC. The undersigned hereby represents to the Trustee that it shall make no further claim for payment of any Contract Benefits against either the Company or the Trustee. The undersigned acknowledges that you will be relying on this waiver in order to release the LOC and terminate the trusts created under the Trust Agreement.

               Very Truly Yours,

               _______________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                  SCHEDULE 3
                                  ----------
                             SCHEDULE OF BENEFITS
                             --------------------


I.   STAY BONUS BENEFITS
     -------------------

                                                     Total
     Officer Beneficiary:        Start Date:        Amount:
     --------------------        -----------        -------

     Jeffrey K. Hewson:                            $1,575,000

     Jerold A. Hecktman:                           $  492,050

     Steven R. Schwarz:                            $  678,227

     Robert H. Cornell:                            $  602,985

     Otis H. Halleen:                              $  589,210

     Ted A. Rzeszuto:                              $  511,297

     Ergin Uskup:                                  $  350,000
                                                   ----------

     Total:                                        $4,798,769

     Note: Stay Bonus Benefits are to be paid in accordance with the attached Exhibit A and Section 3.1(d).



II.  BASE SALARY PAYMENTS:
     ---------------------
     (payable in accordance with Sections 3.1(b) and (c))

     Officer Beneficiary:                         Base Salary:
     --------------------                         ------------

     Jeffrey K. Hewson:                            $26,666.68

     Jerold A. Hecktman:                           $11,083.33

     Steven R. Schwarz:                            $15,416.66

     Robert H. Cornell:                            $13,833.33

     Otis H. Halleen:                              $12,416.66

     Ted A. Rzeszuto:                              $11,250.00

     Ergin Uskup:                                  $14,583.34

                                  SCHEDULE 3
                                  ----------

                             SCHEDULE OF BENEFITS
                             --------------------



III. TRANSITION SERVICES PAYMENT:
     ----------------------------
     (payable in connection with Section 3.1(d)


     Beneficiary:
     ------------

     Jeffrey K. Hewson:                       $ 875,000.00


IV.  SEVERANCE BENEFITS
     ------------------

     Beneficiary:                Monthly Amount:     Maximum Amount:
     ------------                ---------------     ---------------

     Allen B. Kravis*:              $ 4,866.42         $1,002,900

     Ronald W. Weissman:            $32,640.00         $  163,200

     Patrick Murray:                $15,120.00         $   75,600

     Boyd E. Rice:                  $ 7,292.31         $   94,800

     Donald Bolke:                  $ 4,363.64         $  144,000

     Doyle Driskill:                $ 7,792.00         $   39,600

     Clarence R. Martin:            $12,000.00         $   12,000

     Peter E. McKinnon:             $ 4,984.62         $   64,800
                                                       ----------

     Total:                                            $1,596,900

     Note: Maximum amount is computed assuming payments commence in April, 1995 and will be adjusted if the Closing Date occurs in April or May, 1995.

     *Allen B. Kravis's initial severance payment will be $774,268.42, with 47 monthly payments of $4,866.42 thereafter.

     JOEL SPUNGIN
V.   CONSULTING BENEFITS                                  Amount:
     ---------------------------                          -------

     Closing Date - August, 1995                         $  183,333
     payable in equal monthly installments
     during such period

     September 1, 1995                                   $2,276,209
     payable in one lump sum

     The remaining annual amounts are each
     payable in equal monthly installments from             Annual
     September through August of each year                  Amount
     ------------------------------------------             ------

     September 1, 1996                                      533,495

     September 1, 1997                                      450,609

     September 1, 1998                                      450,609

     September 1, 1999                                      450,609

     September 1, 2000                                      450,609

     September 1, 2001                                      450,609

     September 1, 2002                                      429,828

     September 1, 2003                                      422,902

     September 1, 2004                                      422,902

     September 1, 2005                                      422,902

     TOTAL CONSULTING BENEFITS                           $6,944,616
                                                         ----------

                                  SCHEDULE 3
                                  ----------

                             SCHEDULE OF BENEFITS
                             --------------------

VI.  LIFE INSURANCE BENEFITS
     -----------------------

     Beneficiary:
     ------------

     Joel D. Spungin:

          Split-Dollar Life Insurance:                            $  166,550

          Group-Term Life Insurance (Conversion):                 $  615,000

          Survivor's Benefit:                                     $  400,000

     Allen B. Kravis:

          Split-Dollar Life Insurance:                            $   60,448

          Group-Term Life Insurance (Conversion):                 $   80,000
                                                                  ----------

     Total:                                                       $1,321,998

VII. TRANSITION BENEFITS
     -------------------

     A. Monthly Transition Benefits for the following Officer Medical Beneficiaries and Retiree Medical Beneficiaries and their covered
          Dependents:

     Officer Medical             Date of
     Beneficiaries:               Birth              Transition Benefits
     ---------------             --------            -------------------

                                                 Monthly:            Maximum:
                                                 --------            --------

     Robert H. Cornell:                           $2,700              $48,600

     Otis H. Halleen:                             $3,070              $55,260

     Jerold A. Hecktman:                          $2,700              $48,600

     Melvin L. Hecktman:                          $2,700              $48,600

     Jeffrey K. Hewson:                           $3,070              $55,260

     Allen B. Kravis:                             $3,070              $55,260

     James Pribel:                                $3,070              $55,260

     Steven R. Schwarz:                           $3,070              $55,260

     Ted A. Rzeszuto:                             $2,700              $48,600

     Ergin Uskup:                                 $2,700              $48,600

                                   SCHEDULE 3
                                   ----------

                              SCHEDULE OF BENEFITS
                              --------------------

     Retiree Medical                 Date of
     Beneficiary:                     Birth         Transition Benefits
     ---------------                 --------       -------------------

                                                Monthly:          Maximum:
                                                --------          --------

     Donald Bolke:                               $2,700          $   48,600

     Doyle Driskill:                             $2,700          $   48,600

     Patricia A. Beckman:             6/27/38    $2,310          $   41,580

     John V. Brandemarte:             1/15/36    $2,800          $   50,400

     Michael Collins:                 4/11/32    $2,310          $   41,580

     John V. Dektas:                  1/24/32    $2,310          $   41,580

     Ronald Gray:                      5/6/32    $2,800          $   50,400

     Thomas E. Joyce:                  2/3/31    $2,800          $   50,400

     Irene Kreishan:                  8/31/36    $2,310          $   41,580

     Tobie E. Kuppe:                  10/3/38    $2,310          $   41,580

     Paul Leimbeck:                   6/26/35    $2,800          $   50,400

     Virginia Locascio:               5/31/32    $2,800          $   50,400

     George Martel:                  11/21/31    $2,310          $   41,580

     Edwin Paulson:                    6/1/32    $2,800          $   50,400

     Theodore R. Peterson:            5/12/39    $2,800          $   50,400

     Phyllis E. Walden:               5/22/33    $2,310          $   41,580

     Ronald W. Weissman:              7/31/37    $2,310          $   41,580

     Jean M. Wolf:                   11/12/34    $2,800          $   50,400
                                                                 ----------

     Total:                                                      $1,352,340

                                  SCHEDULE 3
                                  ----------

                             SCHEDULE OF BENEFITS
                             --------------------

                                   Exhibit A

===============================================================================
                        Schedule of Stay Bonus Benefits
===============================================================================
                    Total
Officer           Stay Bonus           Initial       Subsequent      No. of
Beneficiary        Payment             Payment        Payments      Payments
- -------------------------------------------------------------------------------
Hewson            $1,575,000         $647,150.00     $26,510.00        36
- -------------------------------------------------------------------------------
Hecktman             492,050          219,681.13      11,842.13        24
- -------------------------------------------------------------------------------
Schwarz              678,227          302,801.84      16,322.84        24
- -------------------------------------------------------------------------------
Cornell              602,985          269,209.00      14,512.00        24
- -------------------------------------------------------------------------------
Halleen              589,210          263,059.46      14,180.46        24
- -------------------------------------------------------------------------------
Rzeszuto             511,297          228,274.34      12,305.34        24
- -------------------------------------------------------------------------------
Uskup*               350,000          151,820.73       8.616.49        24
===============================================================================

*Ergin Uskup's Total Stay Bonus Benefits, Initial Payment and Subsequent Payments shall be proportionately reduced by the amount of payments made to him during his initial Term of Employment.

                                   SCHEDULE 4
                                   ----------

                                  START NOTICE
                                  ------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    START NOTICE

               Beneficiary:  ___________________________

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as of ________, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee. Capitalized terms used but not defined in this Notice shall have the meaning ascribed to such terms in the Beneficiary's Employment Agreement with the Company.

_____[check one] The undersigned hereby represents and warrants that his Term of Employment with the Company has terminated under such circumstances as entitle him to commence receiving Stay Bonus Benefits. The Stay Bonus Start Date is ___________________. Please commence distributions to me of my Stay Bonus Benefits.

OR:

_____[check one] The undersigned hereby represents and warrants that either his Term of Employment has been terminated for cause by the Company and he has delivered his Notice Denying Cause or, after his having delivered a Notice of Good Reason to the Company, he has voluntarily terminated the Term of Employment either (i) before 30 days has elapsed following his delivery of such notice or
(ii) after a Notice Denying Good Reason has been delivered to him by the Company. Enclosed are true and correct copies of my Notice Denying Cause or the Company's Notice Denying Good Reason, as applicable.

     As required by the Trust Agreement, please forward this Start Notice to the Company.

               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                  SCHEDULE 4A
                                  -----------

                              HEWSON START NOTICE
                              -------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    START NOTICE

               Beneficiary:  Jeffrey K. Hewson

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as of ________, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee. Capitalized terms used but not defined in this Notice shall have the meaning ascribed to such terms in the Beneficiary's Employment Agreement with the Company.

     The undersigned hereby represents and warrants that all of the conditions precedent to his eligibility for receipt of Stay Bonus Benefits have been met and that he is entitled to receive his Stay Bonus Benefits. The Stay Bonus Start Date is ___________________.


     As required by the Trust Agreement, please forward this Start Notice to the Company.

               Very Truly Yours,

               _______________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                   SCHEDULE 5
                                   ----------

                                 DISPUTE NOTICE
                                 --------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    DISPUTE NOTICE

               Beneficiary:  ___________________________

Ladies and Gentlemen:

     Reference is made to the USI Employee Benefits Trust created by that certain Trust Agreement dated as of ________, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee.

     The Beneficiary named above has submitted a start notice to set the date for commencing the distribution of Stay Bonus Benefits. The Company disputes that such Beneficiary is entitled to receive Stay Bonus Benefits. Pursuant to
Section 3.1(c) of the Trust Agreement, please distribute three times the Base Salary Payment to such Beneficiary pending settlement of this dispute [NOT APPLICABLE TO HEWSON].


                         UNITED STATIONERS INC.


                         By:________________________________

                                   SCHEDULE 6
                                   ----------

                            HEWSON STAY BONUS NOTICE
                            ------------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    MEDICAL CLAIM NOTICE

               Beneficiary:  Jeffrey K. Hewson

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as __________, 1995, between United Stationers Inc. (the "Company") and ______________________ as Trustee.

     This notice is submitted pursuant to Section 3.1(c)(v) of the Trust Agreement.

     Notwithstanding that the Company has submitted a Dispute Notice regarding my claim for Stay Bonus Benefits, you are hereby notified that ny Stay Bonus Start Date shall be ________________. Please make distributions to me of my Stay Bonus Benefits commencing on the first day of the month following the month in which this notice is served in accordance with such Section 3.1(c)(v).


               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                   SCHEDULE 7
                                   ----------

                              MEDICAL CLAIM NOTICE
                              --------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    MEDICAL CLAIM NOTICE

               Beneficiary:  ___________________________

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as __________, 1995, between United Stationers Inc. and ______________________ as Trustee.

     This notice is submitted pursuant to Section [3.1(f)] or [3.1(g)] of the Trust Agreement.

     [Attached are medical bills for which a distribution is requested to permit the undersigned to make payment.]

     [Attached is Evidence of Payment concerning Covered Medical Expenses for which a distribution is requested to reimburse the undersigned].


     The total amount of such medical bills or covered in the Evidence of Payment is $_____________. Accordingly, please draw on the LOC in the such amount and make a distribution to the undersigned in such amount.


               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                   SCHEDULE 8
                                   ----------

                             REQUEST FOR INDEMNITY
                             ---------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    REQUEST FOR INDEMNITY

               Beneficiary:  Joel D. Spungin

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as _________, 1995, between United Stationers Inc. and ______________________ as Trustee.

     This notice and the accompanying tax opinion from _______________________, serving as my accountant in this matter, constitutes the undersigned's Request for Indemnity described in Section 3.2(a) of the Trust Agreement.

     As required by the Trust Agreement, please forward a copy of the Request for Indemnity to the Company.

               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                   SCHEDULE 9
                                   ----------

                          SPUNGIN INDEMNITY AGREEMENT
                          ---------------------------


     This Indemnity Agreement ("Agreement") is made this __ day of ___________, ______ between United Stationers Inc., a Delaware corporation [or its legal successor] and United Stationers Supply Co., an Illinois corporation [or its legal successor] (collectively, the "Company") and Joel D. Spungin ("Spungin"), a resident of 2050 Partridge Lane, Highland Park, Illinois.

                                    RECITALS
                                    --------

     A. Spungin was employed by the Company pursuant to a certain Amended and Restated Employment and Consulting Agreement dated as of April 15, 1993 (the "Spungin Agreement"). Spungin has become entitled to certain payments or benefits pursuant to the terms of the Spungin Agreement or other plan, arrangement or agreement with the Company, as set forth on Exhibit "A" hereto (the "Payments"). The Internal Revenue Service has asserted that all or a portion of the Payments are subject to the tax (the "Excise Tax") imposed by
Section 4999 [or any successor provision of the Internal Revenue Code of 1986, as amended], as appears from a proposed assessment by the Internal Revenue Service of the Excise Tax on part or all of the Payments, as described in the notice attached as Exhibit "B" hereto.

     B. The Company has agreed, pursuant to Section 16(b) of the Employment Agreement, that if the Payments become subject to the Excise Tax, then the Company shall pay to Spungin the "Gross-Up Payment" (as defined in Section 16(b) of the Spungin Agreement) with respect to the Excise Tax.

     C. The Company has elected under Section 16(d) of the Spungin Agreement to undertake, at its sole expense, the defense and settlement of any proposed assessment by the Internal Revenue Service of the Excise Tax on such Payments.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are herein acknowledged by the parties hereto, Spungin and the Company agree as follows:

     1. Undertaking to Defend. The Company hereby undertakes in accordance with Section 16(d) of the Spungin Agreement, the defense and settlement of the proposed assessment by the Internal Revenue Service of the Excise Tax on the Payments (the "Assessment"). The Company shall retain attorneys, accountants and other professionals, at its sole cost and expense. At its sole cost and expense, and in good faith and upon the advice of counsel and such other professionals as the Company shall retain, the Company shall contest, defend, litigate and settle the Assessment, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any settlement, it gives written notice to Spungin of its intention to settle. The Company shall reimburse Spungin for the attorneys' fees and other expenses he incurs from time to time in coordinating with the Company the defense of the proposed Assessment, forthwith following presentation to the Company of itemized bills for said attorneys' fees and other expenses.

     2. Indemnification. The Company, pursuant to Section 16(d) of the Spungin Agreement, shall protect, defend, indemnify and hold Spungin forever harmless from and against the Excise Tax on the Payments and the payments pursuant to this Agreement and any federal, state and local income taxes (determined pursuant to the last sentence of Recital paragraph B. upon payments pursuant to this Agreement and any and all liabilities, demands, claims, actions, causes of action, assessments, losses, costs, damages or expenses, including attorneys' and accountants' fees in connection with any thereof, and any interest and penalties sustained by Spungin as a result of or arising out of or by virtue of the Company's undertaking.

     3. Security. The Company has established with American National Bank and Trust Company of Chicago, as trustee, the USI Employee Benefits Trust (the "Trust") pursuant to a Trust Agreement dated as __________, 1995 (the "Trust Agreement"). The Company acknowledges that in the event it shall fail to keep and perform all of the obligations and duties set forth herein including, without limitation, the indemnification and hold harmless and diligent legal defense of Spungin as called for herein, then Spungin at any time thereafter shall have the right to require the trustee of the Trust to draw on the letter of credit held by such trustee pursuant to the provisions of the Trust Agreement up to the amount of Four Million Dollars ($4,000,000) and to pay such amount to Spungin.

     4.   Miscellaneous.
          -------------

     (a) This Agreement, the Spungin Agreement, as amended, and the Exhibits attached hereto, contains the entire agreement between the parties in connection with these transactions, and there are no oral or parol agreements, representations or inducements existing between the parties relating to these transactions which are not expressly set forth herein and covered hereby. This Agreement may not be modified except by written agreement signed by all of the parties hereto.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, administrators, successors, successors in interest and assigns.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.


     IN WITNESS WHEREOF, the Company and Spungin have executed this Indemnity Agreement as of the date first above written.

                      ------------------------------------

                      ------------------------------------

                                  SCHEDULE 10
                                  -----------

                NOTICE OF BREACH OF SPUNGIN INDEMNITY AGREEMENT
                -----------------------------------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    NOTICE OF BREACH

               Beneficiary:  Joel D. Spungin

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as ________, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee.

     This constitutes the undersigned's notice permitted under Section 3.2(b) of the Trust Agreement. The Internal Revenue Service has issued a notice stating in effect that an Excise Tax is due and payable. Either (a) the Company has declined to continue the defense of the assessment of the Excise Tax pursuant to the Spungin Indemnity Agreement or (b) a final order by a court of competent jurisdiction has been entered confirming the assessment (the time for appeal therefrom having expired and no appeal having been perfected). Following the occurrence of the events described above, the Company has failed to pay amounts due under the Spungin Indemnity Agreement to the undersigned.

     The undersigned states that the total amount due him in respect of Parachute Indemnity Benefits is $______________________ and requests the Trustee to draw on the LOC in such amount.

     As required by the Trust Agreement, please forward this Notice to the Company.


               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                  SCHEDULE 11
                                  -----------

           RESCISSION OF BREACH NOTICE RE SPUNGIN INDEMNITY AGREEMENT
           ----------------------------------------------------------

                                      Date

Trustee
__________________

__________________

               Re:  USI EMPLOYEE BENEFITS TRUST
                    RESCISSION OF NOTICE OF BREACH

               Beneficiary:  Joel D. Spungin

Ladies and Gentlemen:

     The undersigned is the above named Beneficiary (or his authorized legal representative or the administrator or executor for the deceased Beneficiary named above) of the USI Employee Benefits Trust created by that certain Trust Agreement dated as of_______, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee.

     This notice constitutes the undersigned's rescission of its notice dated _______________ notifying you that the Company was in breach of its obligations arising under the Spungin Indemnity Agreement.


     As required by the Trust Agreement, please forward this Notice to the Company.


               Very Truly Yours,

               ________________________________________
               Print Name or Title:________________________

If signing for a Beneficiary, indicate the nature of your legal authority:

                                  SCHEDULE 12
                                  -----------

            REQUEST FOR INDEMNIFICATION OF DESIGNATED BENEFICIARIES
            -------------------------------------------------------

                                      Date

Trustee
__________________

__________________


     Re:  USI EMPLOYEE BENEFITS TRUST
          REQUEST FOR INDEMNIFICATION OF DESIGNATED BENEFICIARIES
          -------------------------------------------------------


Ladies and Gentlemen:

     The undersigned are the Designated Beneficiaries of the USI Employee Benefits Trust created by that certain Trust Agreement dated as _________, 1995, between United Stationers Inc. (the "Company") and American National Bank and Trust Company of Chicago, as Trustee.

     This notice constitutes the notice permitted under Section 5.10(f) of the Trust Agreement to advise you that the undersigned have incurred or are about to incur liabilities concerning which the Company has failed to reimburse the undersigned or provide indemnities with respect thereto in form and substance acceptable to the undersigned. Accordingly, subject to the conditions set forth below, the undersigned hereby instruct you to draw on the LOC or pay from existing Trust Funds held by you the sum of $________________ to the undersigned in the following manner:

     Please immediately deliver this notice to the Company and, unless you are in receipt of a signed waiver from the undersigned rescinding this notice within thirty (30) days after the date hereof, you are to proceed to carry out the draw on the LOC and/or payout from Trust Funds authorized above without further notice or delay.


               Very Truly Yours,


          Designated Beneficiary:   ____________________________

          Designated Beneficiary:   ____________________________

          Designated Beneficiary:   ____________________________